UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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VIREO HEALTH INTERNATIONAL, INC.
(Name of the Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual general meeting (the “Meeting”) of the holders (the “Shareholders”) of the super voting shares, subordinate voting shares, and/or multiple voting shares, each without par value (“Shares”) of Vireo Health International, Inc. (the “Company”) will be held at 9:00 a.m. Central Time on Wednesday, June 23, 2021 via live webcast online at https://web.lumiagm.com/218582863. The Meeting will be held for the following purposes:

1.	the receipt of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and the auditors’ report thereon;

2.	the election to the Company’s board of directors (the “Board”) of the six directors named in the attached Proxy Statement;

3.	the appointment of Davidson & Company LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board is not aware of any other business to be presented for a vote of the Shareholders at the Meeting.

The Board has fixed 5:00 p.m., Central Time, on April 26, 2021 as the record date (the “Record Date”) for determining the Shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

The Company is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast, where all Shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate at the Meeting and engage with directors of the Company and management. Shareholders will not be able to attend the Meeting in person.

Registered Shareholders as of the Record Date and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/218582863. Beneficial Shareholders (Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee, or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate in or vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY FACSIMILE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM) OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on June 23, 2021: The Proxy Statement and 2020 Annual Report are available at investors.vireohealth.com

By Order of the Board of Directors,

J. Michael Schroeder

General Counsel and Secretary

April 28, 2021

When used in this Proxy Statement, the terms “Vireo,” “we,” “our,” “us” and the “Company” refer to Vireo Health International, Inc. and our consolidated subsidiaries; the term “fiscal year” refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2020 refers to the 12-month period ended December 31, 2020); and the term “Intermediary” means any bank, trust company, securities dealer or broker, or other intermediary.

Unless otherwise specified, the information contained in this Proxy Statement is given as of April 28, 2021, the date of this Proxy Statement. Unless otherwise specified, all references to “dollars” or “$” in this Proxy Statement are to United States dollars and all references to “C$” are to Canadian dollars. All references to Shareholders in this Proxy Statement are to Registered Shareholders unless specifically stated otherwise.

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or referred to on these websites is not part of this Proxy Statement.

This Proxy Statement includes forward-looking statements. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect the Company’s business, operations, future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as amended).

VIREO HEALTH INTERNATIONAL, INC.

207 South 9th Street

Minneapolis, MN 55402 USA

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 23, 2021

These proxy materials are furnished in connection with the solicitation by the board of directors (the “Board”) of Vireo Health International, Inc. (“Vireo” or the “Company”), a corporation incorporated under the laws of British Columbia, of proxies to be voted at the 2021 Annual Meeting of the holders (the “Shareholders”) of the super voting shares, multiple voting shares, and subordinate voting shares, each without par value (“Shares”) of the Company and at any adjournment or postponement of such meeting (the “Meeting”). This proxy statement (this “Proxy Statement”), together with the Notice of Annual Meeting and proxy card or voting instruction form, is first being provided to Shareholders on or about April 28, 2021.

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Meeting. You are receiving this Proxy Statement because you were a Shareholder as of 5:00 p.m., Central Time, on April 26, 2021, the record date for the Meeting. The Notice of Meeting provides notice of the Meeting and this Proxy Statement describes the proposals presented for Shareholder action and includes information required to be disclosed to Shareholders.

When and where is the Meeting?

The Meeting will be held on Wednesday, June 23, 2021 at 9:00 a.m. Central Time via live webcast online at https://web.lumiagm.com/218582863.

What matters will be submitted to Shareholders at the Meeting?

At the Meeting, you will be asked to vote on each of the following matters:

Proposal 1: To elect the six nominees named in this Proxy Statement to the Board.

Proposal 2: To appoint Davidson & Company LLP (“Davidson”) to serve as the Company’s independent registered public accounting firm for fiscal year 2020.

We will conduct such other business as may properly come before the Meeting or any adjournments or postponements thereof. The Board is not aware of any other business to be presented to a vote of the Shareholders at the Meeting.

In addition, at the Meeting, Shareholders will receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 and the auditor’s report thereon.

Who may vote at the Meeting and how are votes counted?

Only record holders of our Shares as of 5:00 p.m., Central Time, on April 26, 2021 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, the Company had outstanding 65,411 Super Voting Shares, 458,468 Multiple Voting Shares, and 72,817,803 Subordinate Voting Shares. Each outstanding Super Voting Share entitles the holder to 1,000 votes on each matter to be voted upon at the Meeting; each outstanding Multiple Voting Share entitles the holder to 100 votes on each matter to be voted upon at the Meeting; and each outstanding Subordinate Voting Share entitles the holder to 1 vote on each matter to be voted upon at the Meeting.

What is the required vote for each proposal?

Proposal 1, Election of Directors: You may select “For” or “Withhold” with respect to each nominee for director under Proposal 1. A simple majority of affirmative votes cast at the Meeting is required for the election of a director. Shares held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”) will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

Proposal 2, Appointment of Davidson & Company LLP: You may select “For” or “Withhold” your vote with respect to Proposal 2. Our independent registered public accounting firm for fiscal year 2021 will be appointed by a simple majority of affirmative votes cast at the Meeting. U.S. (but not Canadian) brokers may exercise discretion and vote on this matter and these will be counted as votes cast. Withholds and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

What are the Board’s recommendations as to how I should vote on each proposal?

The Board recommends a vote:

•	“FOR” the election of each of the six director nominees named in this Proxy Statement; and

•	“FOR” the appointment of Davidson to serve as the Company’s independent registered public accounting firm for fiscal year 2021.

How do I attend and participate at the Meeting?

The Company is holding the Meeting as a completely virtual meeting, which means the Meeting will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting at the Meeting), Shareholders must have a valid username.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/218582863. Such persons may then enter the Meeting by clicking "I have a login" and entering a username and password before the start of the Meeting:

•	Registered Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The Password to the Meeting is "vireo2021" (case sensitive). If as a Registered Shareholder you are using your control number to login to the Meeting and you have previously voted, you do not need to vote again when the polls open. By voting at the meeting, you will revoke your previous voting instructions received prior to voting cut-off.

•	Duly appointed proxyholders: Odyssey will provide the proxyholder with a username by e-mail after the voting deadline has passed. The Password to the Meeting is "vireo2021" (case sensitive). Only Registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders (Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee, or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend the meeting as a guest but not be able to participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including Beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See "How do I appoint a third party as proxy?"

If you are a Beneficial Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form, or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit the completed and executed legal proxy to Odyssey. Requests for registration from Beneficial Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to vireo@odysseytrust.com and received by 9:00 a.m. Central Time on June 14, 2021.

How do I submit my vote?

Voting by Proxy before the Meeting – Registered Shareholders

If you are a Registered Shareholder of record as of the Record Date, you can vote by:

•	completing, dating and signing the enclosed proxy card and returning it to Odyssey Transfer Inc. (“Odyssey”), the Company’s transfer agent, by mail or hand delivery to Suite 702, 67 Yonge St, Toronto, ON M5E 1J8; or

•	logging on to the internet through Odyssey’s website at http://odysseytrust.com/Transfer-Agent/Login. Registered Shareholders must follow the instructions provided and refer to the enclosed Proxy form for the holder’s account number and the proxy access number.

If you are voting by proxy, you must ensure that the proxy is received not later than 9:00 a.m. Central Time on June 21, 2021, or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment or postponement. The time limit for the delivery of proxies may also be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Voting by Proxy before the Meeting – Beneficial Shareholders

Shareholders who do not hold Shares in their own name are known as Beneficial Shareholders (aka Non-Registered Shareholders). If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in the Shareholder’s name on the records of the Company. Such Shares will more likely be registered under the names of Intermediaries. In Canada, the vast majority of such Shares are registered under the name of CDS & Co. (the registration for the Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Corporation (which acts as depositary for many United States brokerage firms and custodian banks).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every intermediary has its own mailing process and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders: Objecting Beneficial Owners (“OBOs”) object to their name being made known to the issuers of securities which they own; and Non-Objecting Beneficial Owners (“NOBOs”) who do not object to the issuers of the securities they own knowing who they are.

We are taking advantage of the provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer that permit it to directly deliver proxy-related materials to its NOBOs. We do not intend to pay for Intermediaries to forward proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable Voting Instruction Form (“VIF”) from our transfer agent, Odyssey. These VIFs are to be completed and returned to Odyssey in the envelope provided or by facsimile. In addition, Odyssey provides both telephone voting and internet voting as described on the VIF itself which contain complete instructions. Odyssey will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Shares represented by the VIFs they receive.

If you are a Beneficial Shareholder, you should carefully follow the instructions of your broker or other Intermediary in order to ensure that your Shares are voted at the Meeting.

The proxy form supplied to you by your broker or other Intermediary will be similar to the proxy we provide to Registered Shareholders. However, its purpose is limited to instructing the Intermediary on how to vote your Shares on your behalf. Most brokers delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in Canada and in the United States. Broadridge mails a VIF in lieu of the proxy provided by the Corporation. The VIF will name the same persons as are named on the Company’s form of Proxy to represent your Shares at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Company), who is different from any of the persons designated in the VIF, to represent your Shares at the Meeting, and that person may be you. To exercise this right, insert the name of the desired representative, which may be you, in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge in accordance with Broadridge’s instructions. Broadridge will then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of Shares to be represented at the Meeting and the appointment of any shareholder’s representative. If you receive a VIF from Broadridge, the VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have your Shares voted or to have an alternate representative duly appointed to attend the Meeting to vote your Shares.

Voting at the Meeting

Registered Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. Beneficial Shareholders who have not duly appointed themselves as proxyholder will not be able to attend, participate or vote at the Meeting. This is because the Company and its transfer agent do not have a record of the Beneficial Shareholders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.

If you are a Beneficial Shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder, by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See "How do I attend and participate at the Meeting?" above and "How do I appoint a third party proxy?” below.

Can I change or revoke my vote after I return my proxy card or voting instruction form?

Yes. In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a Proxy may revoke it by:

•	Executing a Proxy bearing a later date or by executing a valid notice of revocation, either of foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to Odyssey Trust or to the Company’s office at 207 South 9th Street, Minneapolis, MN 55402 USA, at any time up to and including the last business day that precedes the Meeting or any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other matter provided by law; or

•	Attending the Meeting online and voting the Registered Shareholder’s Shares.

A Non-Registered Shareholder who wishes to revoke his, her, their, or its vote should carefully follow the instructions on how to do so provided by the applicable Intermediary, as instructions and timing may vary with each Intermediary. An Intermediary may not be able to revoke such instructions if it receives insufficient notice of revocation.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

How do I appoint a third party proxy?

The following applies to Shareholders who wish to appoint a person (a "third party proxyholder") other than the management nominees set forth in the form of proxy or voting instruction form as proxyholder, including Beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third party proxyholder to attend, participate or vote at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a username to attend, participate or vote at the Meeting.

•	Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person's name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a Beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate, or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

•	Step 2: Register your proxyholder: To register a proxyholder, shareholders MUST send an email to vireo@odysseytrust.com by 9:00 a.m. Central Time on June 14, 2021 and provide Odyssey with the required proxyholder contact information, number of shares appointed, name in which the Shares are registered if you are a registered shareholder, or name of broker where the Shares are held if you are a Beneficial Shareholder, so that Odyssey may provide the proxyholder with a username via email. Without a username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a Beneficial Shareholder and wish to attend, participate or vote at the Meeting, you MUST insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions below under the heading "How do I attend and participate at the Meeting?" above.

What constitutes a quorum?

The Meeting will be held only if a quorum is present. A quorum will be present if one shareholder entitled to vote on a matter at the Meeting is represented, directly or by proxy, at the Meeting. Shares represented by properly completed proxy cards or voting instruction forms either marked “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Meeting. If Shares are held by brokers who are prohibited from exercising discretionary authority for Beneficial Shareholders who have not given voting instructions, those Shares will be counted as represented at the Meeting for the purpose of determining whether a quorum is present at the Meeting.

Who will count the votes?

A representative of our transfer agent and registrar, Odyssey, will act as scrutineer at the Meeting and will count the votes.

Will my vote be kept confidential?

Yes. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual Shareholders are kept confidential.

Who pays to prepare, mail and solicit the proxies?

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company. The Company has also retained Odyssey Trust Company (“Odyssey”) to assist it in connection with Corporation’s communications with Shareholders. In connection with these services, Odyssey is expected to receive a fee, including costs, of $7,000 - $9,000, including out-of-pocket expenses. The Company will bear all costs of this solicitation. We have arranged for Intermediaries to forward the meeting materials to Non-Registered Shareholders and we may reimburse the Intermediaries for their reasonable fees and disbursements in that regard.

How will my Shares be voted if I sign, date and return my proxy card or voting instruction form?

If you sign, date and return your proxy card or voting instruction form and indicate how you would like your Shares voted, your Shares will be voted or withheld from voting as you have instructed. If you sign, date and return your proxy card or voting instruction form but do not indicate how you would like your Shares voted, your proxy will be voted:

•	“FOR” the election of each of the six director nominees named in this Proxy Statement; and

•	“FOR” the appointment of Davidson as the Company’s independent registered public accounting firm for fiscal year 2021.

How will broker non-votes be treated?

A “broker non-vote” occurs when a broker who holds its customer’s Shares in street name submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares.

Without specific instructions, U.S. brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. Shares for which U.S. brokers have not received instructions from their customers will only be permitted to vote on the proposal to appoint Davidson to serve as the Company’s independent registered public accounting firm for fiscal year 2021.

Shares for which U.S. brokers have not received instructions from their customers will not be permitted to vote on the proposal to elect the six director nominees named in this Proxy Statement to the Board.

Does the Company have cumulative voting?

Shareholders have no cumulative voting rights with respect to the election of directors.

What if other matters come up during the Meeting?

If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, Vireo is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.

How do I contact the Corporate Secretary of the Company?

In several sections of this Proxy Statement, we suggest that you should contact the Corporate Secretary of the Company to follow up on various items. You can reach our Corporate Secretary by writing to 207 South 9th Street, Minneapolis, Minnesota 55402 USA.

Principal Holders of Voting Securities.

As of the date of this Proxy Statement, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to any class of outstanding voting securities of the Company entitled to vote at the Meeting, other than Dr. Kyle Kingsley, the Company’s Chairman of the Board and Chief Executive Officer. Dr. Kingsley holds 65,411 Super Voting Shares, approximately 9.2% of the issued and outstanding Shares as of April 26, 2021 (calculated on an as converted, non-diluted basis).

Financial Statements.

The audited financial statements of the Company for the year ended December 31, 2020, including the report of the auditor thereon, will be placed before the Meeting. Additional information may be obtained upon request from the Vice President – Investor Relations at 207 S. Ninth Street, Minneapolis, MN 55402 USA or by email at samgibbons@vireohealth.com. Copies of these documents and additional information are also available on the Company’s website at investors.vireohealth.com/governance/annual-meeting-materials, under the Company’s SEDAR profile at www.sedar.com., and under the Company’s name on the Securities and Exchange Commission website at www.sec.gov.

Your vote is important.

Because many Shareholders cannot participate in the Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Meeting. Whether or not you plan to participate in the Meeting, prompt voting will be appreciated.

Shareholders can vote their Shares via the Internet. Instructions for using this convenient service are provided on the proxy card or voting instruction form. Of course, you may still vote your Shares on the proxy card or voting instruction form via mail. To do so, we ask that you complete, sign, date and return the enclosed proxy card or voting instruction form promptly in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the

Meeting of Shareholders to Be Held on Wednesday, June 23, 2021:

This Proxy Statement and Our Annual Report on Form 10-K for the Year Ended December 31, 2020 Are Available Free of Charge at: investors.vireohealth.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

The size of the Board of the Company is currently set at six (6) directors. The term of office of each of the six (6) current directors will end at the conclusion of the Meeting. At the Meeting, it is proposed that six (6) directors be elected until the next annual general meeting of the Shareholders or until their successors are elected or appointed. Unless the director’s office is vacated earlier in accordance with the provisions of the British Columbia Business Corporations Act (the “BCA”), each director elected will hold office until the conclusion of the next annual general meeting of the Company’s Shareholders or if no director is then elected, until a successor is elected.

Nominees for Election as Directors at the Meeting

Each of the director nominees below is currently a director of the Company. The following table sets forth certain information regarding the director nominees. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers”.

Name of Nominee	Director Since	Residency	Principal Occupation[1]
Dr. Kyle Kingsley	March 2019	Minnesota, USA	Founder and Chief Executive Officer of the Company and Chair of the Board
Chelsea Grayson[2,3,4]	March 2019	California, USA	Executive-in-Residence, Wunderkind (formerly BounceX)
Ross Hussey[2,3,4]	July 2020	Minnesota, USA	Attorney, Smith Jadin Johnson, PLLC
Victor Mancebo	January 2021	Florida, USA	Chief Executive Officer, TheraTrue
Judd Nordquist[2]	March 2019	Minnesota, USA	CPA and Partner, Abdo, Eick & Meyers, LLP
Amber Shimpa[4]	March 2019	Minnesota, USA	Chief Administrative Officer of the Company
1.	The information as to principal occupation, business, or employment of non-management directors is not within the knowledge of the management of the Company and has been furnished by the respective proposed nominees.
2.	Member of the Audit Committee.
3.	Member of the Compensation Committee.
4.	Member of the Nominating and Governance Committee.

None of the nominees for director of the Company are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and officers of the Company acting in solely such capacity. Dr. Kingsley is married to Ms. Shimpa’s sister.

Director Qualifications

Our Board believes that each member of the Board has the experience, qualifications, attributes, and skills that make him or her suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and large number of employees.

Dr. Kingsley’s specific qualifications, experience, skills and expertise include leadership and management; mergers and acquisitions; capital markets transactions; and cannabis industry knowledge.

Ms. Grayson’s specific qualifications, experience, skills and expertise include leadership and management; mergers and acquisitions; branding and marketing; and corporate governance.

Mr. Hussey’s specific qualifications, experience, skills and expertise include cannabis industry knowledge; cannabis-related legislation; and corporate strategy.

Mr. Mancebo’s specific qualifications, experience, skills and expertise include cannabis industry knowledge and experience; leadership and management; and corporate strategy.

Mr. Nordquist’s specific qualifications, experience, skills and expertise include financial statements and financial transactions; external and internal audit; and corporate strategy.

Ms. Shimpa’s specific qualifications, experience, skills and expertise include leadership and management; financial statements and financial transactions; cannabis industry knowledge; and security and inventory control.

The Board believes these qualifications bring a broad set of complementary experience to the Board’s discharge of its responsibilities.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding each director, director nominee and executive officer of the Company. A brief biography of each person who serves as a director or executive officer follows the table.

Name	Age*	Position
Dr. Kyle E. Kingsley	45	Chief Executive Officer, Founder, and Chair of the Board
Chelsea A. Grayson	49	Director
Ross M. Hussey	42	Director
Victor Mancebo	37	Director
Judd T. Nordquist	51	Director
Amber H. Shimpa	42	Chief Administrative Officer and Director
Dr. Stephen Dahmer	46	Chief Medical Officer
John A. Heller	52	Chief Financial Officer
Christian Gonzalez	40	Chief Operating Officer
Patrick Peters	47	Executive Vice President of Retail
J. Michael Schroeder	53	General Counsel, Chief Compliance Officer, and Secretary

* As of the date of this Proxy Statement.

Dr. Kyle E. Kingsley is a board-certified emergency medicine physician and founder of the Company. Dr. Kingsley has served as CEO and a director of Vireo (and its predecessor Vireo U.S./Minnesota Medical Solutions LLC) since July 2014. Dr. Kingsley has expansive experience in starting medical cannabis companies in well-regulated, limited-license states with narrow timelines for implementation. Dr. Kingsley has been involved with all aspects of medical cannabis implementation, from horticulture and manufacturing to finance and policy. Dr. Kingsley’s primary goal is to build mainstream, cannabis-based, alternatives to opioids, alcohol, and tobacco. Dr. Kingsley’s extensive experience with opioid pain medications and alcohol in the emergency department setting was a major reason for his desire to build a physician-led, science-focused cannabis company. Simultaneously with his emergency medicine staffing responsibilities, Dr. Kingsley founded and developed multiple companies including Clinical Scribes LLC, a medical scribe documentation training and implementation company, which he founded in 2007. Clinical Scribes LLC and its offshoot Medical Scribe Training Systems focus on efficient training of medical professionals, specifically medical scribes. Expertise developed in this setting has led to direct benefits for Vireo which is building an industry-leading, medically-sound, employee education system. Dr. Kingsley is also the author of a wide array of scientifically robust medical scribe training textbooks, “The Ultimate Medical Scribe Handbook” series, which is used by companies across the country to train their medical scribes. Dr. Kingsley also founded MedMacros LLC in 2012, a medical documentation augmentation company that provides physicians and other healthcare providers with online templates to improve documentation speed and comprehensiveness. Dr. Kingsley also brings medical device start up expertise via Doctor Sly LLC, a company focused on development of intellectual property for simple cooling devices used to treat common medical conditions. Currently MigraineBox is a potential treatment for headaches by way of simple cooling of the head and neck. Dr. Kingsley obtained a patent for this method of cooling. Dr. Kingsley received a Bachelor of Science degree in Biochemistry and a Bachelor of Arts degree in German from University of Minnesota in Duluth and received a Doctor of Medicine degree from the University of Minnesota, Twin Cities. During his time at the University of Minnesota, Duluth, Dr. Kingsley worked extensively in a biochemistry laboratory and developed expertise in HPLC and other laboratory techniques that are directly applicable to the medical cannabis industry. Dr. Kingsley is married to Ms. Shimpa’s sister.

Chelsea A. Grayson has served as Executive-in-Residence at Wunderkind (formerly BounceX) since April 2020, a leading marketing technologies provider, a member of the Board of Directors of Spark Networks, where she sits on the nominating and corporate governance committee, a member of the Board of directors of Loudpack, a member of the UCLA Board of Visitors for the English Department, and a Board Leadership Fellow and Corporate Governance Fellow with the National Association of Corporate Directors (NACD). From November 2018 to June 2019, she served as Chief Executive Officer and a board member of True Religion, Inc. (formerly Nasdaq: TRLG), where she chaired the audit committee. Prior to assuming her the role with True Religion, Ms. Grayson served as Chief Executive Officer and a board member of American Apparel Inc. (formerly NYSE: APP). Before joining American Apparel, Ms. Grayson was a partner in the Mergers & Acquisitions practice group of law firm Jones Day from 2007 to 2012. Ms. Grayson has served on the Company’s Board since March 2019 and currently serves as Chair of the Nominating and Corporate Governance Committee and is a member of the Compensation and Audit Committees. Ms. Grayson received a Bachelor of Arts degree in English Literature and Business/Economics from the University of California, Los Angeles and received a Juris Doctor degree from Loyola Law School in Los Angeles, California. American Apparel, of which Ms. Grayson served as Chief Executive Officer, filed for Chapter 11 bankruptcy protection during her tenure.

Ross M. Hussey is an attorney with over 15 years of experience who practices in multiple states and jurisdictions and focuses primarily on complex litigation and representing private businesses. He has practiced with Smith Jadin Johnson, PLLC since June 2019. From April 2015 through May 2019, he practiced with Benson, Kerrane, Storz & Nelson, PC. Mr. Hussey is a founding member of Vireo U.S. where he helped create and launch Minnesota Medical Solutions, LLC. He has served as a director of Vireo since July 2020 and sits on the Compensation and Nominating and Corporate Governance Committees. Mr. Hussey previously served as General Counsel for Minnesota Medical Solutions from December of 2014 to March of 2016 before returning to private practice. He also has prior government relations experience and was involved in the implementation of the medical cannabis program in Minnesota. Mr. Hussey holds a Bachelor of Arts degree in Political Science from Gustavus Adolphus College and received a Juris Doctor degree from William Mitchell College of Law.

Victor E. Mancebo is a business professional with nearly 20 years of experience in a variety of operational, retail, and agricultural leadership roles for several national and regional companies in the United States. Mr. Mancebo has amassed executive leadership roles in Banking, Education, Logistics, Technology, Food Safety, Manufacturing, Agriculture, and Retail. He has served as the Chief Executive Officer and Director of TheraTrue,Inc. since January 2021. From July 2018 through December 2020, Mr. Mancebo served as the President, Chief Executive Officer and as a Director of Liberty Health Sciences Inc. (OTCQX: LHSIF), a profitable vertically integrated cannabis company with 29 dispensaries and a 250,000 square feet production facility housed in 387 acres in Florida, which has served over 100,000 patients to date. At Liberty Health Sciences Inc., Mr. Mancebo was responsible for the growth and success of various departments including retail, sales, compliance, production, processing, cultivation, construction, facilities, and accounting. Prior to that experience, Mr. Mancebo served as a Partner and Chief Operations Officer at Gelatys from April 2016 through April 2018. From 2013 to 2020, Mr. Mancebo served as the Founder and Managing Director at iAgriGroup, where he was responsible for the expansion, strategy and overall operational execution of the international agriculture and food production company. Mr. Mancebo has served as a director since January 2021. He holds a B.A. from Florida International University and a Master Black Belt Six Sigma Certification.

Judd T. Nordquist is a Certified Public Accountant with more than 26 years of experience and has served on several Board of Advisors, Audit Committees, and has leadership roles with several organizations. He has served on our Board since March 2019 and is Chair of Audit Committee. As a Business Partner at Abdo, Eick & Meyers, LLP, which he joined in 1995, Mr. Nordquist leads the manufacturing, distribution and agriculture segment of the firm where he is responsible for setting the strategic plan and delivering results. Mr. Nordquist helps business owners with business and tax planning, mergers and acquisitions, cash flow management, budgeting, overhead computations, auditing and entrepreneurial consulting services throughout North America and Europe. Mr. Nordquist graduated from Minnesota State University, Mankato with a Bachelor of Science degree in Accounting. He is a member of the American Institute of Certified Public Accountants, the Minnesota Society of Certified Public Accountants and DFK International.

Amber H. Shimpa has served as the Chief Administrative Officer for Vireo since December 2019 and as a director since March 2019. From January 2015 through December 2019, Ms. Shimpa served as the Company’s Chief Financial Officer. As Chief Administrative Officer, she leads Vireo’s human resources, communications, and policy teams and further drives the integration of people and culture for the Company. She works closely with Dr. Kingsley, in his role as CEO, to perpetuate Vireo’s core values and culture as its workforce continues to rapidly expand. Ms. Shimpa spearheads Vireo’s Corporate Social Responsibility initiatives and Diversity and Inclusion programs. Ms. Shimpa currently serves on the Company’s Board and is a member of the Nominating and Governance Committee. Ms. Shimpa has 14 years of experience as a financial services professional with various commercial and investment banking organizations. Prior to joining Vireo, Ms. Shimpa spent nine years as Vice President of a $1.6 billion bank focused on commercial, nationwide lending. Her experience in the highly regulated banking environment has engrained quality and control in her leadership and financial management approach. Banking is often seen as a challenge for operators within the cannabis industry. Ms. Shimpa’s understanding of the strict compliance requirements in the banking industry, coupled with the Company’s scientific and safe medical model, have led to welcoming discussions with banks, and ultimately the first known open banking relationship with a cannabis-related company in the U.S. Ms. Shimpa holds a Bachelor of Arts degree in Business from the University of North Dakota. Dr. Kingsley is married to Ms. Shimpa’s sister.

Dr. Stephen Dahmer Dr. Stephen Dahmer is a board-certified family physician whose passion for health and healing has taken him around the globe. Dr. Dahmer has served as the Chief Medical Officer of Vireo since September 2015. A fellow of the Arizona Center for Integrative Medicine, for over two decades he has studied the relationships between plants and people, working closely with diverse cultures and documenting their uses of plants and other integrative therapies. Aspiring to understand ethnomedical systems, as well as the plants and traditional beliefs that support them, Dr. Dahmer has worked in divergent settings including Umbanda terreiros in the heart of Brazil’s second largest slum, Maori clinics in New Zealand, native healers on the Palauan Islands, and as a hospitalist to the Navajo (Dine) Tribe in Chinle, Arizona. Dr. Dahmer has given over 150 lectures on cannabinoid-related medical topics and is involved in two large-scale clinical trials studying medical cannabis, opioids, and chronic pain. At Vireo, Dr. Dahmer oversees clinical research partnerships, pharmacovigilance, physician outreach and engagement, and over 200 employees providing education, support, awareness and a compassionate patient experience to tens of thousands of patients utilizing medical cannabis. From June of 2015 to present, Dr. Dahmer has served as Assistant Clinical Professor in the Department of Family Medicine and Community Health at the Icahn School of Medicine at Mount Sinai where he passionately provided innovative primary care for seven years in New York City where he lives and resides with his family. In addition, since May of 2018, Dr. Dahmer has served as a Family Physician and Director of Holistic Primary Care at Scarsdale Integrative Medicine. Dr. Dahmer received his Bachelor of Arts degree in Zoology and Spanish, as well as his Medical Doctor degree from the University of Wisconsin.

John A. Heller has been serving as the Chief Financial Officer of Vireo since July 2020. Mr. Heller has 30 years of experience managing finance, accounting, IT, and business information functions in a variety of public and private companies. Prior to joining Vireo, Mr. Heller served as the Chief Financial Officer of Lift Brands, Inc., a worldwide fitness center franchisor from July 2016 to July 2020. From 1998 through April 2016, Mr. Heller served as Senior Vice President of Finance and Treasurer of LifeTime Fitness, Inc. He began his career as a public accountant and Certified Public Accountant working for Arthur Andersen in Minneapolis, Minnesota. Mr. Heller has been involved in raising over $2 billion of capital through public and private equity, senior and subordinated debt, real estate financing, and sale leasebacks. Mr. Heller has a Bachelor of Science degree in Accounting from St. John’s University in Collegeville, MN.

Christian Gonzalez is an engineer and manufacturing entrepreneur with over 15 years of experience in the medical device, pharmaceutical and aerospace/defense industries. He has served as Vireo’s Chief Operating Officer since November 2020. Prior to that he served as Vireo’s Executive Vice President, Operations from September 2019 to November 2020 and as Vice President, Manufacturing Operations from June 2019 until September 2019. From December 2017 until June 2019, Mr. González served as General Manager of Pennsylvania Medical Solutions, LLC, a former subsidiary of Vireo. Mr. González founded and has served as the Chief Executive Officer of Esmeril Industries LLC, a successful medical device/aerospace component manufacturing company since August 2008. Mr. González’s knowledge of the startup process, thorough understanding of good manufacturing methods/practices, and commitment to quality are useful tools in the ever-evolving medical device and pharmaceutical industries. At Vireo, Mr. González is involved in such activities as strategic planning and capital raising efforts to mergers and acquisition activities. As Executive Vice President of Operations, Mr. González helps drive and achieve operational, manufacturing and revenue goals in line with the Company’s vision. Mr. González has a Bachelor of Science degree in Mechanical Engineering from the University of Puerto Rico.

Patrick Peters is a highly driven retail executive with experience in industry-leading brands across diverse market segments. Mr. Peters is experienced in developing innovative and effective solutions to drive continuous improvement and financial results. He has served as Vireo’s Executive Vice President of Retail since November 2020. Prior to that he served as Senior Vice President of Retail, Wholesale, and E-Commerce at Vireo from November 2019 to November 2020. Prior to that, from June 2018 to July 2019, Mr. Peters served as the Regional Director of Rue21, where he managed Rue21’s retail locations on the East Coast. Mr. Peters served as a Financial Planner at Northwest Mutual from June 2017 to March 2018, where he assisted individuals with life insurance and financial planning. From June 2013 to February 2017, Mr. Peters served as Chief Operating Officer and Vice President of Retail at Costume SuperCenter, where he focused on growing infrastructure of new e-commerce retail acquisition.

J. Michael Schroeder has been serving as Vireo Health’s General Counsel and Chief Compliance Officer since July 2018. Mr. Schroeder is an attorney with over 27 years of experience, including six years in law firm practice in New York City area and 21 years in house at four companies. He previously served as General Counsel of two other publicly traded companies. From July 2014 through February 2018, Mr. Schroder served as General Counsel and Chief Compliance Officer of Deluxe Corporation. Mr. Schroeder has expertise in a wide variety of substantive areas of the law, including corporate structuring and transactions, securities, employment, contracts, real estate, capital markets, intellectual property, international trade, litigation management, dispute resolution, and administrative law, as well as in managing the legal and regulatory compliance functions and teams for several companies. He has also provided corporate secretarial services for each of his private company employers. Mr. Schroeder received a Bachelor of Science degree, magna cum laude, in Business with a concentration in Finance from the University of Colorado at Boulder and a Juris Doctor degree from Duke University. In 2011, Mr. Schroeder filed a bankruptcy petition under Chapter 7 of Title 11 of the United States Bankruptcy Code in connection with his personal guarantee of real estate development projects and the inability to refinance related indebtedness. In June of 2012, the bankruptcy was discharged.

BOARD OF DIRECTORS, COMMITTEES, AND GOVERNANCE

Overview

The Board is committed to sound corporate governance practices, as such practices are both in the interests of Shareholders and help to contribute to effective and efficient decision-making. Under National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines, the Company is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. With respect to the United States, the Company is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Act”) and the applicable rules adopted by the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Act.

The Board is responsible for the oversight of the business and affairs of the Company. The Board oversees the development of the Company’s strategic plan and the ability of management to continue to deliver on the corporate objectives.

The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to the Company’s officers, external auditors, and external legal counsel.

Board Leadership Structure

Currently, Board believes that it should have the flexibility to periodically determine the leadership structure that is best for the Company and review such structure to determine whether it continues to serve Vireo and our Shareholders. The Board believes the current leadership structure, with Dr. Kingsley serving as our Chief Executive Officer and as Chairman of the Board, provides a well-functioning and effective balance between strong management leadership and appropriate oversight by the independent directors. The Board believes this is the optimal structure to guide the Company and maintain the focus required to achieve the business goals and grow stockholder value.

Director Independence

The independence of our directors is determined under the Nasdaq listing standards (“Nasdaq Rules”). The Nasdaq Rules include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment or which is deemed to be a material relationship under National Instrument 52-110 – Audit Committees (“NI 52-110”).

The Board has determined that four of our six current directors are independent persons under the Nasdaq Rules and NI 52-110, which is the majority of our Board: Chelsea A. Grayson, Ross M. Hussey, Victor Mancebo, and Judd T. Nordquist. Dr. Kyle A. Kingsley and Amber H. Shimpa are executive officers of the Company and are therefore not independent. Of our former directors who served during part of 2020, Amy Langer was independent but Aaron Hoffnung and Bruce Linton, who also are former executives, were not independent.

The directors who are independent within the meaning of such term under NI 58-101 meet in executive session, without the presence of non-independent directors and members of management, in conjunction with each regularly scheduled meeting of the Board. During 2020, 12 executive sessions were held. The Board encourages its independent directors to meet formally or informally without any non-independent directors, including members of management, being present, on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.

Meetings

In 2020, the Board held 12 meetings, the Audit Committee held 7 meetings, the Compensation Committee held 5 meetings, and the N&G Committee held 3 meetings. Each director attended all of the meetings during the time he or she served as a member of the Board or committee. Directors who served on the Audit Committee, Compensation Committee, and N&G Committee attended all of the committee meetings held in 2020 on which they served.

Committees of Our Board of Directors

The standing committees of our Board consist of the Audit Committee and the Compensation Committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its committees:

Director Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Dr. Kyle Kingsley
Chelsea Grayson	Member	Member	Chair
Ross Hussey	Member	Chair	Member
Victor Mancebo
Judd Nordquist	Chair
Amber Shimpa			Member

Our Board has adopted a charter for each of the three standing committees that addresses the composition and responsibilities of each committee. Copies of such materials are available on our website at investors.vireohealth.com/governance/Governance-Documents.

Audit Committee

Pursuant to the Audit Committee’s charter, its functions include assisting the Board in fulfilling its oversight responsibilities relating to accounting and financial reporting processes and internal controls for the Company and the audits of its financial statements, and in ensuring the adequacy and effectiveness of the Company’s risk management programs.

The Audit Committee currently is comprised of three directors Chelsea Grayson, Ross Hussey, and Judd Nordquist. Each of these directors is independent as contemplated by NI 52-110 and the Nasdaq Rules. An audit committee member is independent if the member meets the requirements of the Nasdaq Rules and has no direct or indirect material relationship with the Company that could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Nordquist qualifies as an “audit committee financial expert” for purposes of the SEC’s rules.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to the recruitment, compensation, evaluation, and retention of senior management and other key employees with the skills and expertise needed to enable the Company to achieve its goals and strategies at competitive compensation and with appropriate performance incentives. Generally, the CEO, the Chief Administrative Officer (“CAO”), who is also the head of human resources, and the General Counsel participate in meetings of the Compensation Committee at the Compensation Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Compensation Committee utilizes the information provided by management along with input from its independent compensation consultant and the knowledge and experience of the Compensation Committee members in making compensation decisions regarding executive and director compensation.

The Compensation Committee currently is comprised of two independent directors: Chelsea Grayson and Ross Hussey. Each of these directors is independent as contemplated by NI 52-110 and the Nasdaq Rules.

Nominating and Governance Committee

The Nominating and Governance (“N&G”) Committee assists the Board in fulfilling its oversight responsibilities relating to the corporate governance of the Company and the size, structure, and membership of the Board and its committees, as well as making recommendations to the Board with respect to director compensation. The N&G Committee also is responsible for identifying and reviewing the qualifications of prospective nominees for director and recommending the slate of nominees for inclusion in the Company’s Proxy Statement and information circular and presentation to the Shareholders at the Meeting. The members of the N&G Committee are Chelsea Grayson, Ross Hussey, and Amber Shimpa.

Nomination of Directors

In evaluating candidates for nomination to the Board, the N&G Committee may take into consideration such factors and criteria as it deems appropriate, including judgment, skill, integrity, reputation, diversity, business, and other experience and whether each new nominee can devote sufficient time and resources to his or her duties as a member of the Board. The Board does not have a diversity policy, but the N&G Committee considers diversity as one of the factors when evaluating candidate and the N&G Committee specifically considers the representation of women on the Board.

The N&G Committee also will consider director candidates recommended by Shareholders pursuant to the requirements of the advance notice provisions in the Company’s Articles of Incorporation regarding the nomination of directors of the Company by a Shareholder. See “Shareholder Recommendations for Director Nominations” below for more information.

Board’s Role in Risk Oversight

The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having day-to-day responsibility for assessing and managing our risk exposure and control processes, and our Board and its committees taking an active role in the management of critical business risks and providing oversight of risk management and control processes.

The Company’s senior management is responsible for reporting to the Board on the principal risks associated with the Company’s business and operations, implementing appropriate systems to manage these risks and reporting to the Board on the operation of, and any material deficiencies in, these systems. Such reports are provided by senior management to the Board at each regularly scheduled Board meeting.

The Audit Committee is responsible for monitoring procedures relating to financial reporting risk management and reviewing the adequacy of the Company’s internal control over financial reporting. The Compensation Committee has primary responsibility for the Company’s compensation policies, plans, and practices regarding both executive compensation and the compensation structure generally and in particular, reviews the Company’s incentive compensation arrangements to ensure these programs do not encourage inappropriate or unintended risk-taking by the Company’s employees.

Orientation and Continuing Education

All new directors are provided with an initial orientation, commensurate with their previous experience, regarding the nature and operation of the Company’s business and its strategy and as to the role of the Board and its committees, as well as the legal obligations of a director of the Company. Directors are periodically updated on these matters.

Board meetings may also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

Board and Committee Assessment

The N&G Committee is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees, and the contribution of individual directors. Assessments of the Board and its committees will consider the Board mandate and the applicable committee charter. Assessments of individual directors will consider the position description and skills and competencies applicable to that individual. The N&G Committee will discuss the collective assessment to determine what, if any, actions should be taken to improve effectiveness.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines, which are available on our website at investors.vireohealth.com/governance/Governance-Documents.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers, and employees, including our principal executive, principal financial, and principal accounting officers. The Code of Ethics and Business Conduct is available on our website at investors.vireohealth.com/governance/Governance-Documents.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been one of our officers or employees, and none have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, Compensation Committee, or other Board committee performing equivalent functions of any entity that has one or more executive officers serving on our Compensation Committee.

Role of Compensation Consultant

The Compensation Committee retained The Bedford Consulting Group Inc. (the “Consultant”) in 2020 to assist in evaluating our executive compensation programs and in setting executive officer compensation. During 2020, at the direction of the Compensation Committee, the Consultant assisted the Compensation Committee by providing services, including the following:

•	participating in Compensation Committee meetings, as requested;

•	conducting a comparison of the executive compensation to those of peer companies in the same and adjacent industries;

•	updating the Compensation Committee on evolving compensation trends and best practices; and

•	advising the Company on the competitiveness of our executive compensation program design and award values.

In order for the Compensation Committee to evaluate our executive compensation, the Consultant supported the Compensation Committee in identifying companies in the cannabis, pharmaceutical and consumer products industries with similar market capitalization, and/or companies with whom we could potentially compete for talent. The Consultant benchmarked our aggregate pay, executive compensation program design and performance to those of these peers.

The Consultant is engaged directly by the Compensation Committee but regularly consulted with management in performing work requested or delegated by the Compensation Committee. The Consultant also performed separate services for management consisting of a review of the compensation and benefits programs for the broader Vireo population for which we expect to pay approximately $25,000. The Compensation Committee approved these other services.

The Compensation Committee has determined that the Consultant is independent and that its work for the Compensation Committee and its work for management in 2020 has not raised any conflicts of interest.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with our Board may do so by writing to the Corporate Secretary of the Company at the address of the Company’s headquarters. Communications that relate to matters that are within the scope of the responsibilities of our Board and its committees are to be forwarded to the Chair of the Board. Communications that relate to matters that are within the responsibility of one of the committees are also to be forwarded to the Chair of the applicable committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, will be sent to the appropriate Company personnel.

Director Compensation

Only non-employee directors receive compensation for their services as directors. For information about the compensation of Dr. Kingsley, see the section entitled “Executive Compensation” below.

The director compensation program is intended to provide a total compensation package that enables Vireo to attract and retain qualified and experienced directors and to align our directors’ interests with those of our stockholders by including a substantial portion of their compensation in Vireo Shares. The Compensation Committee makes a recommendation to the N&G Committee regarding director compensation, which the N&G Committee will then approve, modify, or reject. The N&G Committee will then propose such compensation to the Board for approval. The Compensation Committee, N&G Committee, and the Board consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the directors in determining the level of long-term equity incentive awards to be granted, if any.

Our 2020 non-employee director compensation was comprised of an annual cash retainer and equity-based grants of options; however, in March 2020 the payment of cash retainers was paused in order to conserve cash due to the uncertainty surrounding the COVID-19 pandemic and corresponding economic downturn. For 2021, director compensation is comprised of an annual cash retainer of $71,000 and equity compensation of $100,000.

The following table reflects the total compensation earned by or paid to our directors in 2020. Mr. Kingsley’s compensation is reflected in the Summary Compensation Table below.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Chelsea A. Grayson	31,250	193,886	̶		225,136

Aaron Hoffnung(2)	̶	̶	144,044	(3)	144,044

Ross M. Hussey(4)	̶	̶	̶		̶

Amy Langer(5)	25,000	129,257	̶		154,257

Bruce Linton(2)	̶		158,771	(6)	158,771

Victor Mancebo(7)	̶	̶	̶		̶

Judd T. Nordquist	31,250	193,886	̶		225,136

Amber H. Shimpa(2)	̶	̶	230,576	(8)	230,576
(1)	The amounts reported in the Option Awards column reflects aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the director. The assumptions used in calculating the valuations are set forth in Note 19 to the consolidated financial statements in our Annual Report on Form 10-K.

At December 31, 2020 the directors then serving had the following option awards outstanding: Ms. Grayson and Mr. Nordquist each held 308,189 options, the remaining tranches of which fully vested on March 31, 2021; Ms. Shimpa held 2,910,468 options; and Mr. Hussey did not hold any options.

(2)	Directors who are also executive officers do not receive any compensation for their Board service.

(3)	Reflects salary paid to Mr. Hoffnung, the Company’s former Chief Strategy Officer, for 2020, and fees paid pursuant to Mr. Hoffnung’s Confidential Separation and Transition Services Agreement, Waiver and Release. Mr. Hoffnung resigned from the Company on January 16, 2020.

(4)	Mr. Hussey was appointed to the Board on July 15, 2020. He will receive his pro-rated 2020 option award when the Company’s trading window opens in May 2021.

(5)	Ms. Langer resigned from the Board on March 13, 2020 and received a prorated cash retainer and equity award.

(6)	Reflects compensation paid to Mr. Linton, the Company’s former Executive Chairman, for 2020. Mr. Linton resigned from the Company on June 8, 2020.

(7)	Mr. Mancebo was appointed to the Board in January 2021 and therefore did not receive any 2020 compensation.

(8)	Reflects salary of $230,400 paid to Ms. Shimpa, the Company’s Chief Administrative Officer, for 2020 and life insurance premiums of $176 paid on her behalf.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”).

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of our directors or executive officers. The compensation of the directors and executive officers making over $200,000 per year is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The Compensation Committee currently consists of two directors: Ross M. Hussey and Chelsea A. Grayson, both of whom are independent. For details regarding the experience of the members of the Compensation Committee, see “Director and Executive Officer Biographies” and “Board Qualifications.”

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for recommending to the Board compensation levels for directors, recommending compensation levels, perquisites and supplemental benefits for the executive officers. In addition, the Compensation Committee is charged with reviewing the Company’s equity incentive plans and proposing changes thereto and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is responsible for approving any equity or incentive awards under the 2019 Equity Incentive Plan. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on our succession plans for our executive officers, and for overseeing our Board annual self-evaluation process.

The Compensation Committee endeavors to ensure that the philosophy and operation of our compensation program reinforces our culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of our shareholders. In addition, the Compensation Committee reviews our annual disclosure regarding executive compensation for inclusion where appropriate in our disclosure documents.

Elements of Compensation

Base Salary

Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive, and overall performance and the time which the executive officer is required to devote to the Company in fulfilling his or her responsibilities.

Long-Term Equity Incentive Awards

Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”) (collectively, “Options”), stock appreciation rights (“SARs”), restricted stock (“RS Awards”) and restricted stock units (“RSU Awards”) to be granted, if any, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size, in the same business as the Company. The Compensation Committee and the Board also consider previous grants of Options and the overall number of Options that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options, SARs, RS Awards or RSU Awards and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience, and level of commitment of the executive officer in determining the level of long-term equity incentive awards.

Equity Compensation Plans

The following table sets forth, as of December 31, 2020, securities authorized for issuance under each of the Vireo Health, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and the Vireo Health International, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). All outstanding options under the 2018 Plan, as well as all outstanding compensation warrants, settle in Subordinate Voting Shares of Vireo. Outstanding options under the 2019 Equity Incentive Plan settle in either Subordinate Voting Shares of Vireo or Multiple Voting Shares of Vireo, at Vireo’s option. Figures below are presented on an as-converted basis.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,834,009	$1.01	4,460,251
Equity compensation plans not approved by security holders	20,090,849	$0.29	—
Total	26,924,858	$0.47	4,460,251

In January 2019, the Company adopted the 2019 Plan, which was approved by shareholders. Subject to adjustment provisions as provided in the 2019 Plan, the maximum number of Subordinate Voting Shares that may be issued under the 2019 Equity Incentive Plan is equal to 10% of the number of issued and outstanding Subordinate Voting Shares from time to time, on an as converted to Subordinate Voting Shares basis. No future awards will be made under the 2018 Plan. Awards under the 2019 Plan may be made in any form permitted under the 2019 Plan, in any combinations approved by the Board of Directors. For the purposes of this report, the term “as converted to Subordinate Voting Shares basis” includes the conversion of the Multiple Voting Shares and Super Voting Shares into Subordinate Voting Shares.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by the NEOs in the last fiscal year only because the Company became an Exchange Act reporting company in January 2021.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Dr. Kyle E. Kingsley	2020	295,269	̶	176	295,445
Chief Executive Officer	2019	360,000	̶	176	360,176

John Heller	2020	133,333	827,249	176	960,758
Chief Financial Officer

Christian Gonzalez	2020	217,150	486,7835	̶	703,933
Chief Operating Officer
(1)	The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. The assumptions used in calculating the valuations are set forth in Note 19 to the consolidated financial statements in our Annual Report on Form 10-K.

Mr. Heller’s option award on September 11, 2020 consisted of 1,314,941 options to purchase Subordinated Voting Shares with an exercise price of $0.77 per share, with 25% vesting on September 30, 2021 and 6.25% vesting every quarter thereafter with the final tranche vesting on September 30, 2024; the options expire on September 11, 2030.

Mr. Gonzalez’s option award on November 30, 2020 consisted of 500,000 options to purchase Subordinated Voting Shares with an exercise price of $1.139 per share, with 25% vesting on December 31, 2021 and 6.25% vesting every quarter thereafter with the final tranche vesting on December 31, 2024; the options expire on November 30, 2030.

(2) Consists of life insurance premiums paid on the executive’s behalf.

Employment Agreements

Dr. Kyle Kingsley: On December 28, 2020, Dr. Kyle E. Kingsley entered into an Employment Agreement with the Company, whereby the Company agreed to continue to employ Mr. Kingsley as the Company’s Chief Executive Officer. The initial term of the agreement is for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of the Agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Dr. Kingsley’s agreement, the Company has agreed to pay Dr. Kingsley an annual base salary of $360,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Company’s Board.

John Heller: On December 1, 2020, John Heller entered into an Employment Agreement with the Company, whereby the Company agreed to continue to employ Mr. Heller as the Company’s Chief Financial Officer. The initial term of the agreement was for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of the Agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Mr. Heller’s agreement, the Company has agreed to pay Mr. Heller an annual base salary of $300,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Company’s Chief Executive Officer.

Christian Gonzalez: On December 1, 2020, Christian Gonzalez entered into an Employment Agreement with the Company, whereby the Company agreed to continue to employ Mr. Gonzalez as the Company’s Chief Operating Officer. The initial term of the agreement was for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of the Agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Mr. Gonzalez’s agreement, the Company has agreed to pay Mr. Gonzalez an annual base salary of $250,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Company’s Chief Executive Officer.

Exercise of Compensation Securities by NEOs and Directors

During the fiscal year ended December 31, 2020 no compensation securities were exercised by any NEO or director of the Corporation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards for the NEOs as of December 31, 2020.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (C$)	Option Expiration Date
Dr. Kyle E. Kingsley	4,913,291	187,530	(1)	—	$0.33	May 11, 2023
John Heller	—	1,314,941	(2)	—	$0.77	September 11, 2030
Christian Gonzalez	—	500,000	(3)	—	$1.139	November 30, 2030
	75,000	225,000	(4)	—	$1.13	December 2, 2029
	75,012	75,012	(5)	—	$0.33	December 21, 2028
	51,571	23,441	(6)	—	$0.33	May 1, 2028

(1) Options vest quarterly in equal amounts, with the final tranche vesting on March 31, 2022.

(2) Options vest 25% on September 30, 2021, with 6.25% vesting every quarter thereafter with the final tranche vesting on September 30, 2024.

(3) Options vest 25% on December 31, 2021, with 6.25% vesting every quarter thereafter with the final tranche vesting on December 31, 2024.

(4) Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2023.

(5) Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2022.

(6) Options vest quarterly in equal amounts, with the final tranche vesting on March 31, 2022.

Retirement Benefit Plans

The Company did not offer any retirement benefit plans in 2020.

Termination and Change in Control Benefits

Employment Agreements

As described in more detail above, the Company entered into employment agreements with Messrs. Kingsley, Heller, and Gonzalez in December 2020. The following describes the benefits to which each of these executives is entitled under his employment agreement upon certain events. Under their respective agreements, none of the NEOs is eligible for any post-termination benefits in the event of termination for cause or without good reason or due to his retirement, death, or disability.

Upon a termination without Cause or for Good Reason before any Change in Control (each as defined below), the NEO would be entitled to: (i) severance equal to 50% of his annualized base salary payable in equal installments over the 12 month period following termination and (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if he were still an employee, through the earliest of: 6 months after termination, the date he becomes eligible for group health insurance from another employer, or the date he is no longer eligible to continue participating in the Company’s group health plan under applicable law.

Upon a termination without Cause or for Good Reason within 12 months after a Change in Control, the NEO would be entitled to: (i) severance equal to 50% of his annualized base salary payable in a lump sum, (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if he were still an employee, through the earliest of: 12 months after termination, the date he becomes eligible for group health insurance from another employer, or the date he is no longer eligible to continue participating in the Company’s group health plan under applicable law, and (iii) up to $10,000 for outplacement services within 12 months of termination.

If the NEO’s employment is terminated without Cause or for Good Reason, and a Change in Control occurs (i) within 6 months after his termination date or (ii) within 1 year after his termination date, pursuant to an agreement executed within 60 days after his termination date, he is entitled to an additional cash payment equal to 50% of his annualized base salary in a lump sum payment no later than 10 days after the Change in Control.

For purposes of the employment agreements, “Cause” means (a) the employee’s material failure to perform his job duties competently as reasonably determined by the Board, which is not cured within 15 days of notice; (b) gross misconduct by the employee which the Board reasonably determines is (or will be if continued) demonstrably and materially damaging to the Company; (c) fraud, misappropriation, or embezzlement by the employee; (d) an act or acts of dishonesty by the employee and intended to result in gain or personal enrichment of the employee at the expense of the Company; (e) the employee’s conviction of or plea of nolo contendere to a felony regardless of whether involving the Company and whether or not committed during the course of his employment, other than with respect to any criminal penalties related to the illegality of possessing or using Marijuana under the Controlled Substance Act, 21 U.S.C. Section 812(b); (f) his violation of the Company’s Code of Conduct, Employee Handbook or other material written policy, as reasonably determined by the Board, which is not cured within 15 days of notice; or (g) the employee’s material breach of his employment agreement or the Restrictive Covenants Agreement.

For purposes of the employment agreements, “Good Reason” means the initial occurrence of any of the following events without the employee’s consent: (a) a material diminution in the employee’s responsibilities, authority or duties or a change in his title; (b) a material diminution in the employee’s salary, other than a general reduction in base salaries that affects all similarly situated Company employees in substantially the same proportions; (c) a relocation of the employee’s principal place of employment to a location more than 50 miles from the Company’s headquarters in Minneapolis, MN; or (d) the material breach of his employment agreement by the Company; provided, however, that “Good Reason” does not exist unless the employee first provides written notice to the Company within 30 days of the condition’s occurrence, such occurrence is not cured by the Company within 30 days of receipt of such notice, and the employee’s termination date occurs within 90 days of the initial occurrence of the condition.

For purposes of the employment agreements and the Equity Incentive Plans, “Change in Control” means the occurrence of any of the following events:

(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)	Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

(v)	Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(vi)	Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Equity Incentive Plan

Death or Disability

In the event of the termination of a participant’s employment due to death or Disability, the participant’s vested options will remain exercisable for 6 months after the termination date and unvested options will be terminated. Options unexercised during that time period will be terminated.

Change in Control

In the event of a merger of the Company with or into another corporation or other entity or a Change in Control (as defined above), each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, including, without limitation, that (A) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice to a participant, that the participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) outstanding options will vest and become exercisable, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (II) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (E) any combination of the foregoing. In taking any of the foregoing actions, the administrator does not have to treat all awards similarly.

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise all of his outstanding options, including those not otherwise vested or exercisable, and the options will be exercisable for a period of time determined by the administrator.

An award will be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an option for each Share subject to such award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.

Other Termination

For any other termination of employment, vested options remain exercisable for 30 days after the termination date and any unvested options and vested options not exercised during this time period will be terminated.

RELATED PARTY TRANSACTIONS

A related party transaction includes any transaction or proposed transaction in which Vireo is or will be a participant, the aggregate amount involved exceeds $120,000 in any fiscal year, and any related party has or will have a direct or indirect material interest. Related parties include any person who is or was (since January 1, 2019, even if such person does not presently serve in that role) an executive officer or director of the Company, any Shareholder beneficially owning more than 5% of any class of our voting securities or an immediate family member of any such persons. The Audit Committee is charged with oversight over related party transactions in which Vireo is a participant.

Transactions with Related Parties

Prior to January 16, 2020, Ohio Medical Solutions, Inc. (“OMS”) was owned equally by Dr. Kingsley, Ms. Shimpa, Dr. Dahmer, and Mr. Hoffnung (a former executive officer). In connection with his resignation, Mr. Hoffnung transferred his 25% interest in OMS to Dr. Kingsley, Ms. Shimpa, and Dr. Dahmer in exchange for his release by Vireo from any obligation related to certain indebtedness and cash advances extended by Vireo U.S. to OMS as discussed below. OMS was treated by the Company as a disregarded entity for accounting purposes. From 2018 through March 2021, Vireo made interest-free loans and cash advances to OMS in an amount totaling $3.5 million. $100,000 of this amount was represented by a formal promissory note and the balance was based on oral agreements between Vireo and OMS. The loan and cash advances did not have a set maturity date. While OMS had no revenues, as an affiliated entity of the Company, OMS was charged a proportionate share of corporate governance and other shared services costs from the Company, primarily related to human resources, employee benefits, finance, legal, accounting, tax, information technology services, and office services.

On October 1, 2020, Vireo caused Dr. Kingsley, Ms. Shimpa, and Dr. Dahmer to enter into an agreement with a third party to sell OMS to the third-party for $1.15 million and the sale was completed on March 31, 2021. We used the $1.15 million in cash proceeds to cancel a total of $1.15 million in loans and cash advances made by Vireo to OMS, as well as all amounts incurred as shared services costs by OMS since 2018. The proceeds did not exceed these amounts owed to Vireo.

Amber Shimpa, our Chief Administrative Officer and Director, is the sister-in-law of Dr. Kingsley, our CEO and Chairman of the Board. She does not receive compensation for services as a director. For her service as an executive officer in 2019 and 2020, we paid her aggregate compensation of $260,176 and $230,576, respectively. We entered into an employment agreement with Ms. Shimpa effective December 1, 2020 with a two-year term, pursuant to which she receives an annual base salary of $260,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by our CEO. Her employment agreement contains the same post-termination rights and benefits as our NEOs, which are described above under “Termination and Change in Control Benefits”. As an executive officer, her compensation is reviewed, determined, and approved by the Compensation Committee.

On March 9, 2020, we closed the first tranche of a non-brokered private placement offering 13,651,574 units of the Company at a price per unit of C$0.77. Each unit was comprised of one Subordinate Voting Share and one purchase warrant of the Company. Each warrant entitles the holder to purchase one Subordinate Voting Share for a period of three years from the date of issuance at an exercise price of C$0.96 per Warrant Share, subject to adjustment in certain events. Bruce Linton, who served as our Executive Chairman until June 2020, indirectly subscribed for 1,736,715 units in the offering.

On March 31, 2021, we entered into a settlement and release of claims with Mr. Linton regarding a dispute over certain post-termination terms under his employment agreement. He was previously issued 15 million warrants under his employment agreement. As part of the settlement, on March 31, 2021, we issued 7,110,381 subordinate voting shares to Mr. Linton upon a cashless exercise of 10 million warrants that had an exercise price of $1.02 per share and issued him 889,519 subordinate voting shares pursuant to a private placement exemption. We did not receive any proceeds in connection with the warrant exercise or private placement. The shares issued pursuant to the warrant exercise are free of trading restrictions and the shares issued in the private placement are subject to a holding period expiring on August 1, 2021. As part of the settlement, Mr. Linton surrendered all right, title, and interest in his remaining 5 million warrants for cancellation. As of March 31, 2021 he owned over 10% of our Subordinate Voting Shares.

In 2019 and 2020, we were party to an agreement with staffing company Salo LLC, which is owned 50% by Amy Langer, who served as our director from March 2019 to March 2020. In 2019 and 2020 we paid Salo LLC contract staffing expenses of $295,463 and $126,896, respectively.

On January 16, 2020, Ari Hoffnung resigned as an executive officer of the Company. In connection with his resignation from his officer role, Mr. Hoffnung entered into a Confidential Separation and Transition Services Agreement, Waiver and Release with our wholly-owned subsidiary, Vireo U.S. Pursuant to this agreement, Mr. Hoffnung was entitled to and/or received the following: (i) payment of his salary earned through January 16, 2020; (ii) a payment in the amount of $12,500 per month for 12 months beginning March 11, 2020; (iii) with the approval of the Vireo U.S. Board of Directors, the continued regularly scheduled vesting of unvested options held by Mr. Hoffnung; (iv) with the approval of the Vireo U.S. Board of Directors, and subject to certain conditions, the accelerated vesting of some or all of his remaining unvested options as of October 5, 2020, his last day of service with the Company in any capacity, and the extension of the outside date by which he may exercise an option to the earlier of the expiration date of the option and January 16, 2023; (v) cancellation of his lock-up agreement dated September 10, 2019 related to the Company’s share sale process; (vi) waiver by Vireo U.S. of all non-compete restrictions on his ability to work for other companies in the cannabis industry.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth the beneficial ownership of the Company’s Shares as of April 26, 2021 for (i) each member of the Board, (ii) each NEO, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Company’s securities, and (iv) the directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities of which a person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the Shares owned by such person. The ownership percentages are based on the following Shares outstanding at the close of business on the Record Date, April 26, 2021: 72,817,803 Subordinate Voting Shares, 458,468 Multiple Voting Shares, and 65,411 Super Voting Shares.

	Subordinate Voting Shares		Multiple Voting Shares		Super Voting Shares		Total(1)		Voting(2)
Name and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number Beneficially Owned	% of Total Super Voting Shares	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock	% of Voting Capital Stock
Greater than 5% Shareholders
Bruce Linton(3)	6,200,000	8.5%					6,200,000	5.0%	3.4%
NEOs and Directors
Kyle Kingsley(4)	4,950,797	6.8%	—	—	65,411	100%	11,491,897	9.2%	38.2%
John Heller	—	—	—	—	—	—	—	—	—
Christian Gonzalez(5)	234,397	*	—	—	—	—	234,397	*	*
Chelsea Grayson(6)	308,189	*	—	—	—	—	308,189	*	*
Ross Hussey	—	—	16,803	3.7%	—	—	1,680,300	1.3%	*
Victor Mancebo	—	—	—	—	—	—	—	—	—
Judd Nordquist(7)	331,719	*	845	*	—	—	416,219	*	*
Amber Shimpa(8)	2,585,191	3.6%	8,521	1.9%	—	—	3,437,291	2.7%	1.9%
Directors and executive officers as a group (11 persons)(9)	10,033,196	13.8%	26,169	5.7%	65,411	100%	19,191,196	15.3%	10.4%

* Less than 1%.

(1)	Total share values are on an as-converted to subordinate share basis.

(2)	The voting percentages differ from the total capital stock percentages because our classes of securities have different voting rights and because the total capital stock numbers for each person reflect their beneficial ownership assuming they converted and exercised all shares that are convertible or exercisable within 60 days of April 26, 2021. Super Voting Shares have 1,000 votes per share and are convertible to 100 Subordinate Voting Shares. Multiple Voting Shares have 100 votes per share and are convertible to 100 Subordinate Voting Shares. Subordinate Voting Shares have 1 vote per share.

(3)	Reflects beneficial ownership by Bruce Linton as of April 16, 2021 based solely on a press release filed by him on April 16, 2021 regarding the filing of an early warning report in Canada.

(4)	Includes 4,950,797 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

(5)	Includes 234,397 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

(6)	Includes 308,189 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

(7)	Includes 308,189 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

(8)	Includes 2,561,661 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

(9)	Includes 10,033,196 options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 26, 2021.

PROPOSAL 2 – APPOINTMENT OF AUDITOR

The Audit Committee has recommended to the Board that Davidson be nominated for appointment by the Shareholders to serve as the Company’s independent auditors, to audit the consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2021. Davidson was first appointed in March 2019.

All audit and non-audit services provided by Davidson to the Company and its subsidiaries in fiscal years 2019 and 2020 are described below under “Auditor Fees”. All fees and services described under “Auditor Fees” were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with Davidson, subject to the approval of the Board. Davidson has advised the Company that it is “independent” of the Company within the meaning of the SEC’s rules and regulations, and those of the Public Company Accounting Oversight Board. Representatives of Davidson will be present at the Meeting and will have the opportunity to make a statement.

The Company is asking Shareholders to appoint Davidson to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. If the Shareholders do not appoint Davidson, Davidson will continue to hold office until a successor auditor is appointed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DAVIDSON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

Pre-Approval Policies and Procedures

The Audit Committee charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Certain minimal non-audit services may be approved by the Chair of the Audit Committee on behalf of the committee in accordance with the requirements of NI 52-110. All other non-audit services must be approved by the Audit Committee as a whole.

Reliance on Certain Exemptions

At no time has the Company relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

The Company is a “venture issuer” as defined in NI 52-110 and is relying on the exemptions in section 6.1 of NI 52-110 relating to Parts 3 (Composition of the Audit Committee) and 5 (Reporting Obligations).

Auditor Fees

The Audit Committee Charter requires the pre-approval of any and all audit services and permissible non-audit services to be performed by the Company’s independent public accounting firm. All fees and services described in the table below were pre-approved by the Audit Committee. The aggregate fees billed for professional services provided by Davidson for the fiscal years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Audit Fees	$428,140	$248,141
Audit-Related Fees(1)	$175,364	̶
Tax Fees(2)	$28,489	̶
Total	$641,993	$248,141
(1)	Includes fees for services related to the review of our SEC Registration Statement on Form 10.
(2)	Includes fees for services related to preparing and filing Form T1134 Information Return Relating to Controlled and Not Controlled Foreign Affiliates of Vireo and the T2 Corporation Income Tax Return together with related schedules.

Report of the Audit Committee

The Audit Committee reviews the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2020 audited consolidated financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with Davidson, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received from and discussed with Davidson the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s independence from us. In addition, the Audit Committee considered whether Davidson’s provision of non-audit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Davidson the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Davidson, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the 2020 audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee

Judd Nordquist (Chair), Chelsea Grayson, and Ross Hussey

OTHER BUSINESS

If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, Vireo is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Vireo is subject to both the rules of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the provisions of the BCA with respect to Shareholder proposals. As clearly indicated under the BCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2022 annual meeting of Shareholders must submit their proposals by certified mail, return receipt requested, to the Corporate Secretary of the Company on or before December 29, 2021 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first sent to Shareholders), to be eligible for inclusion in our proxy statement and proxy card or voting instruction form relating to that meeting. In the event that we hold our 2022 annual meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders.

A Shareholder also may nominate a person for election as a director of Vireo at an annual meeting of Shareholders, other than pursuant to a Shareholder proposal under the rules of the SEC under the Exchange Act and the provisions of the BCA by complying with the procedures set forth in the Advance Notice Provision (as defined below) of the Company’s Articles of Incorporation.

Shareholder Recommendations for Director Nominations

The Company’s Articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder (who must also meet certain qualifications outlined in the Articles) (the “Nominating Shareholder”) at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Provision”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Company’s Articles which are available on the Company’s website at investors.vireohealth.com/governance/governance-documents.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the Corporate Secretary of the Company at the principal executive offices of the Company. To be timely, a Nominating Shareholder’s notice to the Corporate Secretary must be made: (i) in the case of an annual meeting of Shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Company’s Articles also prescribe the proper written form for a Nominating Shareholder’s notice.

The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the by-laws and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Provision.

HOUSEHOLDING OF MEETING MATERIALS

Intermediaries and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple Shareholders in your household. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Intermediary or other holder of record, or you may contact the Corporate Secretary of the Company.

DISTRIBUTION OF CERTAIN DOCUMENTS

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at investors.vireohealth.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is being made available with this Proxy Statement to our Shareholders. Shareholders are referred to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and related management’s discussion and analysis contained therein, for financial and other information about us. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is not part of this Proxy Statement.

We are required to file annual, quarterly, and current reports; proxy statements; and other reports with the SEC. Copies of these filings are available through our website at investors.vireohealth.com, on the SEC’s website at www.sec.gov and on the Company’s profile on SEDAR at www.sedar.com. We will furnish copies of our filings (without exhibits), including this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without charge to any Shareholder upon request to Investor Relations at 207 South 9th Street, Minneapolis, MN 55402 USA, or by e-mail request to samgibbons@vireohealth.com.

VIREO HEALTH INTERNATIONAL, INC. Form of Proxy – Annual Meeting to be held on June 23, 2021 Trader’s Bank Building 702, 67 Yonge St. Toronto, ON M5E 1J8 Appointment of Proxyholder I/We being the undersigned holder(s) of VIREO HEALTH INTERNATIONAL, INC. hereby appoint Kyle Kingsley or failing this person, J. Michael Schroeder (the “Management Nominees”). OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein: as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Vireo Health International, Inc. to be held virtually at https://web.lumiagm.com/218582863 on Wednesday, June 23, 2021 at 9:00 a.m. (Central Time) or at any adjournment thereof. 1. Election of Directors. For Withhold For Withhold For Withhold a. Dr. Kyle Kingsley b. Chelsea Grayson c. Ross Hussey d. Victor Mancebo e. Judd Nordquist f. Amber Shimpa 2. Appointment of Auditors. Appointment of Davidson & Company LLP, Chartered Professional Accountants as auditors of the Corporation to hold office until the close of the next annual general meeting of shareholders. For Withhold Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date / / MM / DD / YY Interim Financial Statements – Check the box to the right if you would like to RECEIVE Interim Financial Statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email. Annual Financial Statements – Check the box to the right if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. See reverse for instructions to sign up for delivery by email.

This form of proxy is solicited by and on behalf of Management. Proxies must be received by 9:00 a.m., Central Time, on June 21, 2021. Notes to Proxy 1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. 2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME: To Vote Your Proxy Online please visit: https://login.odysseytrust.com/pxlogin and click on VOTE. You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy. To Virtually Attend the Meeting: You can attend the meeting virtually by visiting https://web.lumiagm.com and entering the meeting ID 218582863. For further information on the virtual AGM and how to attend it, please view the management information circular of the company for the fiscal year 2019. The password to join the meeting is vireo2021. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail. Shareholder Address and Control Number Here